                                                                    EXHIBIT 11.1

                              QUEST MEDICAL, INC.
                       COMPUTATION OF EARNINGS PER SHARE


                                                                 Year ended December 31,                Six months ended June 30,
                                                      -------------------------------------------     ----------------------------
                                                         1994             1993            1992            1995             1994
                                                      -----------      ----------      ----------     ------------      ----------
                                                                                                                (unaudited)
Primary:
  Weighted average common shares
    outstanding                                         5,256,683       5,253,062       5,163,800        5,738,825       5,240,490

  Stock options and warrants - based on
    the treasury stock method using
    average market price                                        -         306,360         430,341                -               -
                                                      -----------      ----------      ----------     ------------      ----------

  Primary weighted average common and
    common equivalent shares outstanding                5,256,683       5,559,422       5,594,141        5,738,825       5,240,490
                                                      ===========      ==========      ==========     ============      ==========

  (Loss) earnings before cumulative effect
    of change in accounting principle                 $(1,719,193)     $  647,037      $  193,613     $(10,613,306)     $ (540,444)
                                                      ===========      ==========      ==========     ============      ==========

  Cumulative effect of change in accounting
    principle                                         $         -      $  169,308      $        -     $          -      $        -
                                                      ===========      ==========      ==========     ============      ==========

  Net (loss) earnings                                 $(1,719,193)     $  816,345      $  193,613     $(10,613,306)     $ (540,444)
                                                      ===========      ==========      ==========     ============      ==========

  (Loss) earnings before cumulative effect
    of change in accounting principle
    per share                                         $     (0.33)     $     0.12      $     0.03     $      (1.85)     $    (0.10)
                                                      ===========      ==========      ==========     ============      ==========
  Cumulative effect of change in accounting
    principle                                         $      0.00      $     0.03      $     0.00     $       0.00      $     0.00
                                                      ===========      ==========      ==========     ============      ==========

  Net (loss) earnings per share                       $     (0.33)     $     0.15      $     0.03     $      (1.85)     $    (0.10)
                                                      ===========      ==========      ==========     ============      ==========

Fully diluted:
  Weighted average common shares
    outstanding                                         5,256,683       5,253,062       5,163,800        5,738,825       5,240,490

  Stock options and warrants - based on
    the treasury stock method using
    period-end market price if higher
    than average                                                -         306,360         430,341                -               -
                                                      -----------      ----------      ----------     ------------      ----------

  Fully diluted weighted average common and
    common equivalent shares outstanding                5,256,683       5,559,422       5,594,141        5,738,825       5,240,490
                                                      ===========      ==========      ==========     ============      ==========

  (Loss) earnings before cumulative effect
    of change in accounting principle                 $(1,719,193)     $  647,037      $  193,613     $(10,613,306)      $(540,444)
                                                      ===========      ==========      ==========     ============      ==========

  Cumulative effect of change in accounting
    principle                                         $         -      $  169,308      $        -     $          -      $        -
                                                      ===========      ==========      ==========     ============      ==========

  Net (loss) earnings                                 $(1,719,193)     $  816,345      $  193,613     $(10,613,306)     $ (540,444)
                                                      ===========      ==========      ==========     ============      ==========

  (Loss) earnings before cumulative effect
    of change in accounting principle
    per share                                         $     (0.33)     $     0.12      $     0.03     $      (1.85)     $    (0.10)
                                                      ===========      ==========      ==========     ============      ==========
  Cumulative effect of change in accounting
    principle                                         $      0.00      $     0.03      $     0.00     $       0.00      $     0.00
                                                      ===========      ==========      ==========     ============      ==========
  Net (loss) earnings per share                       $     (0.33)     $     0.15      $     0.03     $      (1.85)     $    (0.10)
                                                      ===========      ==========      ==========     ============      ==========